Item 77I(b)iii

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended June 30, 2010

Sub-Item 77I(b)iii:  Terms of new or amended securities

Class A, Class C and Class I Shares of the Quaker Event Arbitrage Fund commenced operations on June 7, 2010.